FORM 8-K

CURRENT REPORT

PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2002

EUROPA CRUISES CORPORATION

DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476

150-153RD Avenue Suite 202
Madeira Beach, Florida 33708
(727) 393-2885

ITEM 5. OTHER EVENTS

On July 18, 2002, the Board of Directors of the registrant voted to elect Mr. Benjamin J. Harrell as a Director of the Company.

On July 18, 2002, the Board of Directors voted to elect Gregory A. Harrison to the position of Vice- President. Mr. Harrison has been a Director of the Company since February 20, 1998 and is currently employed as the Company’s Chief Engineer and Director of Corporate Development.

On July 25, 2002, Deborah A. Vitale, Chairman of the Board, President, CEO, Secretary, and Treasurer of the Company, resigned her position as Secretary. On the same date, the Board of Directors then elected Gregory A. Harrison as Secretary of the Company.

On July 25, 2002, the Board of Directors voted to elect Dr. Arnold Sussman as a Director of the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROPA CRUISES CORPORATION

Dated: July 29, 2002	By: /s/ Deborah A. Vitale

Deborah A. Vitale Chairman of the Board